UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2013

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2501 McGavock Pike, Suite 1000, Nashville, Tennessee		37214
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

On Tuesday, June 4, 2013, Kirkland’s, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A summary of the matters voted upon by the shareholders at that Annual Meeting is set forth below.

Proposal 1. The shareholders elected two nominees for director each to serve for a three-year term expiring at the 2016 annual meeting or until their successors are elected and qualified based on the following votes:

Nominee	For	Number of Shares Withheld
Murray M. Spain	12,442,474	390,620
Ralph T. Parks	12,639,823	193,271

Proposal 2. The shareholders ratified the appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014 based on the following votes:

	For	Against	Abstain	Broker Non-Vote
Total Shares Voted	14,805,980	266,251	100	—

Proposal 3. The shareholders approved the Amended and Restated Kirkland’s, Inc. 2002 Equity Incentive Plan based on the following votes:

	For	Against	Abstain	Broker Non-Vote
Total Shares Voted	12,323,075	508,737	1,282	2,239,237

Proposal 4. The shareholders ratified the advisory vote on executive compensation based on the following votes:

	For	Against	Abstain	Broker Non-Vote
Total Shares Voted	12,356,184	454,980	21,930	2,239,237

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

June 5, 2013	By:	/s/ W. Michael Madden

Name: W. Michael Madden
Title: Senior Vice President and Chief Financial Officer